UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Daedalus Special Acquisition Corp.

(Exact Name of Registrant as Specified in its Charter)

Cayman Islands	N/A
(State of Incorporation	(I.R.S. Employer
or Organization)	Identification No.)

50 Sloane Avenue

London, SW3 3DD, United Kingdom

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

Units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant	The Nasdaq Stock Market LLC

Class A ordinary shares, par value $0.0001 per share	The Nasdaq Stock Market LLC

Warrants entitling the holder to purchase one Class A ordinary share at a price of $11.50 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-290165.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are (1) units, each consisting of one Class A ordinary share and one-fourth of one redeemable warrant, (2) Class A ordinary shares, par value $0.0001 per share, and (3) warrants entitling the holder thereof to purchase one Class A ordinary share at a price of $11.50 per share of Daedalus Special Acquisition Corp., a Cayman Islands exempted company (the “Registrant”). The description of the units, Class A ordinary shares and warrants set forth under the heading “Description of Securities” in the Registrant’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-290165), originally filed with the Securities and Exchange Commission on September 10, 2025, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed is hereby also incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Stock Market LLC, and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: December 8, 2025	Daedalus Special Acquisition Corp.

	By:	/s/ Orkun Kilic
	Name:	Orkun Kilic
	Title:	Co-Chief Executive Officer and Director

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